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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of

                      The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  March 22, 1994


                              ADIA SERVICES, INC.
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            (Exact name of Registrant as specified in its Charter)


                                   DELAWARE
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                (State or other jurisdication of incorporation)


                0-13195                                   94-2933186
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      (Commission file Number)               (IRS Employer Identification No.)

      Registrant's Telephone number, including Area Code: (415) 324-0696


                                Not Applicable
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         (Former name or former address if changed since last report)

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                                                               Page 2 of 3 Pages
Item 5.  Other Events
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     On March 22, 1994, the Registrant received a merger proposal from Adia S.A.
("ASA"), whereby ASA would acquire all the outstanding common shares of the Registrant which it does not currently own. ASA owns, through its wholly-owned subsidiary, Adia Holdings Incorporated ("AHI"), 4,632,348 shares of the Registrant's common stock and 5,600,000 shares (100%) of the Registrant's Class
B common stock, which together represent 81.4% of the Registrant's outstanding shares. Based upon the higher voting power of the Class B common stock, ASA controls 96.3% of the votes.

     In the proposed merger, eight shares of common stock of the Registrant would be exchanged for one share of ASA stock and $112.00 in cash. The Registrant's special committee of outside Directors is presently reviewing the merger proposal. ASA will submit the necessary increase in its authorized stock to its shareholders for approval at ASA's Annual Meeting on April 21, 1994 in Lausanne, Switzerland.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ADIA SERVICES, INC.

                                         By:  /s/ JON H. ROWBERRY
                                            ---------------------------------
                                                 Jon H. Rowberry
                                              Senior Vice President,
                                              Chief Financial Officer
                                                    and Director

Dated: March 29, 1994

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